Exhibit 4.1

FOURTH SUPPLEMENTAL INDENTURE

FOURTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of January 26, 2021, among PGT INNOVATIONS, INC., a Delaware corporation (the “Issuer”), the guarantors party hereto (the “Guarantors”) and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, PGT Escrow Issuer, Inc., a wholly owned subsidiary of the Issuer (the “Escrow Issuer”), and the Trustee previously executed and delivered an indenture, dated as of August 10, 2018 relating to the issuance of 6.75% Senior Notes due 2026 (the “Original Indenture”);

WHEREAS, pursuant to and on the date of the Original Indenture, the Escrow Issuer initially issued $315,000,000 aggregate principal amount of its 6.75% Senior Notes due 2026 (the “Initial Notes”);

WHEREAS, the Issuer, the guarantors party thereto and the Trustee previously executed and delivered a First Supplemental Indenture dated as of August 13, 2018 (the “First Supplemental Indenture”) reflecting the merger of Escrow Issuer with and into the Issuer, with Issuer becoming the successor issuer of the Initial Notes, and the guarantee of the Initial Notes by the guarantors party thereto;

WHEREAS, the Issuer, the guarantors party thereto and the Trustee previously executed and delivered a Second Supplemental Indenture, dated as of January 24, 2020 (the “Second Supplemental Indenture”) reflecting the issuance of an additional $50,000,000 aggregate principal amount of the Issuer’s 6.75% Senior Notes due 2026 (together with the Initial Notes, the “Existing Notes”) and the guarantee of such additional notes by the guarantors party to the Second Supplemental Indenture;

WHEREAS, the Issuer, certain additional guarantors (as set forth in the Third Supplemental Indenture) and the Trustee previously executed and delivered a Third Supplemental Indenture, dated as of February 1, 2020 (the “Third Supplemental Indenture” and, together with the Original Indenture, the First Supplemental Indenture and the Second Supplemental Indenture, the “Indenture”) reflecting the unconditional guarantee of such additional guarantors to the Issuer’s obligations under the Existing Notes;

WHEREAS, Section 2.01(e) of the Indenture provides that Additional Notes may be issued from time to time by the Issuer (subject to the Issuer’s compliance with Section 4.10 of the Indenture) without notice to or consent of the Holders and shall be consolidated with and form a single class with the Initial Notes and, except as set forth therein, shall have the same terms as to status, redemption or otherwise as the Initial Notes;

WHEREAS, the Issuer and the Guarantors desire to execute and deliver this Supplemental Indenture for the purpose of the issuance by the Issuer, and the guarantee by the Guarantors, of an additional $60,000,000 aggregate principal amount of 6.75% Senior Notes due 2026, having terms substantially identical in all material respects to the Initial Notes (the “Additional 2026 Notes” and, together with the Existing Notes, the “Notes”) to be authenticated and delivered as provided in this Indenture;

WHEREAS, all conditions and requirements necessary to the execution and delivery of this Supplemental Indenture have been done and performed and the execution and delivery hereof has been in all respects duly authorized; and

WHEREAS, Section 9.01(6) of the Indenture provides that the Issuer, the Guarantors and the Trustee may supplement the Indenture without the consent of any Holder to provide for the issuance of Additional Notes in accordance with the terms of the Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.         Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.         Additional Notes. As of the date hereof, the Issuer will issue, the Guarantors will guarantee and the Trustee is directed to authenticate and deliver, pursuant to Section 2.01(e) of the Indenture, the Additional 2026 Notes in an aggregate principal amount of $60,000,000, which constitute Additional Notes under the Indenture, having terms identical to the Initial Notes (other than issue date and the date from which interest accrues), at an issue price of 105.500%, plus accrued and unpaid interest from August 1, 2020. The interest on the Additional 2026 Notes shall be deemed to have accrued from August 1, 2020. The Existing Notes and the Additional 2026 Notes shall be treated as a single class for all purposes, including voting, under the Indenture. The Additional 2026 Notes shall be substantially in the form of Exhibit A to the Indenture and shall bear the Private Placement Legend.

(3)         Necessary Actions. Each of the Issuer and the Guarantors hereby represents and warrants that all actions necessary to give effect to this Supplemental Indenture have been taken. The Company shall execute and the Trustee shall, pursuant to an Officer’s Certificate delivered as of the date hereof, authenticate the Additional Notes in substantially the form included in the Indenture.

(4)         Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW THAT WOULD INDICATE THE APPLICABILITY OF THE LAWS OF ANY OTHER JURISDICTION.

(5)         Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

(6)         Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

(7)         The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuer and the Guarantors. The Trustee shall not be accountable for the use or application by the Issuer of the Initial Notes or any Additional Notes or the proceeds thereof.

(8)         Continued Effect. Except as expressly supplemented and amended by this Supplemental Indenture, the Indenture shall continue in full force and effect in accordance with the provisions thereof, and the Indenture (as supplemented and amended by this Supplemental Indenture) is in all respects hereby ratified and confirmed. This Supplemental Indenture and all the terms and conditions of this Supplemental Indenture, with respect to the Notes, shall be and be deemed to be part of the terms and conditions of the Indenture for any and all purposes.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

PGT INNOVATIONS, INC.

By:	/s/ Brad West
Name:	Brad West
Title:	Senior Vice President of Corporate Development and Treasurer

PGT INDUSTRIES, INC.
CGI WINDOWS AND DOORS HOLDINGS, INC.
CGI WINDOWS AND DOORS, INC.
WINDOOR INCORPORATED
LTE, LLC
CGI COMMERCIAL, INC.
COYOTE ACQUISITION CO.
as Guarantors

By:	/s/ Brad West
Name:	Brad West
Title:	Vice President

WWS ACQUISITION, LLC
as Guarantor

By:	/s/ Brad West
Name:	Brad West
Title:	Vice President and Treasurer

[Signature Page to Fourth Supplemental Indenture]

NEWSOUTH WINDOW SOLUTIONS, LLC DOERS WINDOW MANUFACTURING, LLC

NEWSOUTH WINDOW SOLUTIONS OF TAMPA BAY, LLC

NEWSOUTH WINDOW SOLUTIONS OF BONITA SPRINGS, LLC

NEWSOUTH WINDOW SOLUTIONS OF WEST PALM BEACH, LLC

NEWSOUTH WINDOW SOLUTIONS OF FT. LAUDERDALE, LLC

NEWSOUTH WINDOW SOLUTIONS OF JACKSONVILLE, LLC

NEWSOUTH WINDOW SOLUTIONS OF ORLANDO, LLC,
as Guarantors

By:	/s/ Sherri Baker
Name:	Sherri Baker
Title:	Treasurer

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Felicia H. Powell
Name:	Felicia H. Powell
Title:	Vice President

[Signature Page to Fourth Supplemental Indenture]